EX-99.B9-rsappca
                                                                       (REVISED)

Waddell & Reed, Inc.
P.O. Box 29217                     United Group of Funds     Division Office
Stamp
Shawnee Mission, Kansas 66201-9217      APPLICATION

I (We) make application for an account to be established as follows:

________________________________________________________________________________
__________

REGISTRATION TYPE (one only)     Trans Code: _________  Date Transmitted:
________________
________________________________________________________________________________
__________

NON RETIREMENT PLAN
[ ] Single Name  [ ] Joint Tenants W/ROS [ ] Declaration of Trust Revocable
                                   (Attach CUF0022)
[ ] Uniform Gifts (Transfers) To Minors [ ] Other: ______________________
                                         (Use this section for
                                         Retirement Plans with
                                         Custodians other than
                                         Fiduciary Trust Co.)
________________________________________________________________________________
__________

RETIREMENT PLAN (Fiduciary Trust Co. -- Cust., except for 457 Plans) See Retirement Plan and Custody Agreement for annual custodian fees

[ ] Individual IRA
[ ] Spousal IRA                       [ ] SIMPLE IRA (For a new Plan, attach
MRP1659-AA)
[ ] Rollover (Qual. plan lump         [ ] Owner-Only Profit Sharing Plan
                  sum distr.)             (For a new Plan, attach MRP0651-AP)
[ ] Simplified Pension Plan (SEP)     [ ] Owner-Only Money Purchase Plan
   (For a new Plan, attach                (For a new Plan, attach MRP0651-AM)
   MRP1166-AA)
[ ] TSA                                 _____________________________________
[ ] 457                                 Employer's Name (Do Not Abbreviate)
   (For a new Plan,
______________________________________________________
   attach MRP1401)              Street               City           State
Zip
________________________________________________________________________________
______

REGISTRATION [ ]NEW ACCOUNT or [ ]NEW FUND FOR EXISTING ACCOUNT: [][][][][][][]- []
                                (Must have same ownership)     Date of Birth
________________________________________________________________________________
______
Individual Name (exactly as desired) If spousal IRA, name of working spouse
______________________
Month     Day     Year
________________________________________________________________________________
______
Joint Name (if any, exactly as desired) If spousal IRA, name of non-working spouse
______________________    ______________
Month     Day     Year    Relationship (For grouping purposes)
________________________________________________________________________________
______
Mailing Address
_______________  ______________  ____________  _____/__________-________________
City                  State           Zip           Telephone

CITIZENSHIP __________________________
(Required in VA.)

Social Security #:[][][]-[][]-[][][][] or Taxpayer Identification #:[][]- [][][][][][][]

________________________________________________________________________________
_______

BENEFICIARY: For Retirement Plan Accounts Only

Full Name of Beneficiary Tax Identification Number     Date of Birth
________________________ _________________________     _____________
________________________ _________________________     _____________
________________________ _________________________     _____________

Relationship   Percent
____________   _______%
____________   _______%
____________   _______%

________________________________________________________________________________
_______
INVESTMENTS: Make check payable to Waddell & Reed
Code                                      Code
621 - Income                              626 - Gold & Government
622 - Science and Technology              627 - Continental Income
623 - Accumulative                        628 - High Income
624 - Bond                                629 - Vanguard
625 - International Growth                630 - New Concepts

Code                                      Code
634 - High Income II                      760 - Municipal Bond (not available
680 - Retirement Shares                            for Ret. Plans)
684 - Asset Strategy                      762 - Municipal High Income (not
750 - Cash Management                              available for Reg. Plan)

________________________________________________________________________________
_______
                                    IF RETIREMENT PLAN

FUND                Amount        Trade       Yr.           Deductible or
(enter code)        Enclosed      Number      of Contr.     Non-Deductible
[][][]              $__________   _________   19_____       __________
[][][]              $__________   _________   19_____       __________
[][][]              $__________   _________   19_____       __________
[][][]              $__________   _________   19_____       __________
[][][]              $__________   _________   19_____       __________
Total               $__________


                                 Monthly          DIV/C.G. Distr**   Certificate
  TOP From                         AIS*            (Assumes RR)       Desired
Another Carrier                  (if any)         RR    CC    CR      (Specify)
     []                       $______________     []    []    []      _________
     []                       $______________     []    []    []      _________
     []                       $______________     []    []    []      _________
     []                       $______________     []    []    []      _________
     []                       $______________     []    []    []      _________
                              $______________

________________________________________________________________________________
___________
*Attach AIS Authorization Form #CUF0714 **RR=Reinvest Div/Cap Gain CC=Cash/Div /Cap Gain CR=Cash Div/Reinvest Cap Gain
________________________________________________________________________________
___________
This purchase is entitled to a reduced sales load charge for the following reason:
[ ] Statement of Intention to Invest $______   [ ] 600 Products   [ ] 700
Products
    [] New SOI (Attach CUF0671) [] Existing SOI
[ ] Rights of Accumulation With Accounts ______, ______, ______, or Group
________
[ ] Identify Other Accounts Established At This Time:
_____________________________________
________________________________________________________________________________
___________
CHECK SERVICE  Send information to establish redemption checking account for:
            [ ] United Government Securities   [ ] United Cash Management
________________________________________________________________________________
___________
EXPEDITED REDEMPTION: For United Cash Management (UCM) Only.
______________________________________________
___________________________________________
Name and Address of Bank/Financial Institution ABA/Routing # of Bank/Financial Institution
_________________________________________________________
_______________________________
Street                                                      Customer's Account
Number
_________________________________________________________
City                            State         Zip

On UCM Accounts where expedited redemption is requested, Waddell & Reed, Inc. is authorized to honor any requests from anyone for redemption of fund shares so long as the proceeds are transmitted to the identified account. All wires must be transmitted exactly as registered on the UCM Account.
________________________________________________________________________________
__
CONFIDENTIAL DATA (Required for New Accounts/New Products)  1. Marital Status:
____ (Required in VA.) 2. Gross Family Income: $____ 3. Taxable Income $_____ 4. Number of Dependents ____ 5. Occupation:_________________________ 6. Employer
Name: ________________________ 7. Employer Address:
________________________________________
8. Savings and Liquid Assets: $_____ 9. Other Assets (excluding home, furnishings, cars): $_____ 10. Net Worth (Assets minus liabilities): $___ 11. Are you associated with an NASD Member? Yes ___ No ___ 12. Investment Objectives (mark all that apply):
                           [ ] Retirement Savings [ ] Children's College [ ]
Reserves
                           [ ] Income [ ] Other needs/goals (specify in Special
Remarks)
13. Special Remarks/Considerations:
_______________________________________________
________________________________________________________________________________
___
14. Residence Address:
____________________________________________________________
    (if different from   Street                    City            State
Zip
    Mailing Address on
    Reverse Side)
15. Was this investment solicited by a W&R Representative? Yes/No
16. Has any beneficial owner of this account conducted any prior investment activity? Yes/No
    If yes, which owner(s) _____________________________________________________
17. Are proceeds from the sale of another security being used to open this account? Yes/No
    If yes, specify:
___________________________________________________________________
(Questions 15, 16 and 17 are required in CT.)
________________________________________________________________________________
____________
ACKNOWLEDGMENT
* I (we) have received a copy of the current prospectus of the Funds selected.
*     If purchasing an IRA, I (we) certify that I (we) have read the Retirement
Plan
      and Custody Agreement and agree to the terms and conditions set forth therein, and do hereby establish the Individual Retirement Plan.
* Under penalties of perjury, I certify that the social security number or other taxpayer identification number shown on reverse side is correct (or I am waiting for a number to be issued to me) and (strike the following if not true) that I am not subject to tax withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest and dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Signature(s) of Purchaser (all joint purchasers must sign). Sign exactly as name(s) appear in registration.

"The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding."

_________________________ _________________________ _________________________
(Signature)               (Printed Name)             (Title, if any)
_________________________ _________________________ _________________________
(Signature)               (Printed Name)             (Title, if any)
_________________________  ____________________________
Representative Signature   Date

[] [] [] [] []
Representative Number

If a Retirement Plan, Fiduciary Trust Company of New Hampshire accepts appointment as Custodian in accordance with the Custody Agreement, as evidence by the authorized signature/initials in the adjacent OSJ box. [OSJ: (H.O.USE) ]

Check Any Items Enclosed With Application
[]  Declaration Trust Revocable (CUF0022)
[]  Statement of Intention (CUF0671)
[]  AIS Authorization (CUF0714)
[]  Funds Plus (CUF1444)
[]  Additional Applications ____________________________________
[]  Check enclosed $___________________________
[]  Signature Card (UCM/UGS only)
[]  Other _____________________________________

CAP0001(1/97)